UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant To Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant: ☐

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Preliminary Proxy Statement
	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement
	Definitive Additional Materials

	Soliciting Material Pursuant to §240.14a-12

ANDALAY SOLAR, INC.
(Name of Registrant as Specified in Its Charter)

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EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend Andalay Solar’s definitive proxy statement for its 2015 Annual Meeting of Stockholders (“Proxy Statement”), which was filed with the Securities and Exchange Commission on April 30, 2015, in order to correct (i) the number of shares of Common Stock authorized for issuance (Proposal No. 2), which was originally set forth under "Notice of Annual Meeting of Stockholders" and, (ii) the number of shares of common stock authorized for issuance and the increase in the total number of shares under Proposal No. 4, which is set forth on the Proxy Card.  All other items of the Proxy Statement are incorporated herein by reference without changes.

CHANGES TO PROXY STATEMENT

1.
The list of proposals included in the “Notice of Annual Meeting of Stockholders” of the Proxy Statement under the section entitled “Background of the Proposal to Approve the Amendment,” is amended to read in its entirety as follows:

1.	To elect four (4) directors to the Board of Directors to a one year term;
2.	To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 500,000,000 to 1,250,000,000;
3.
To approve the Sixth Modification to the 2006 Incentive Stock Plan (the “Stock Plan”), which will extend the term of the Stock Plan from its current 2016 termination date to 2021; we refer to this proposal and proposal No.4 as the “Sixth Modification to the 2006 Incentive Stock Plan;”

4.	To approve the Sixth Modification to the Stock Plan, which will increase the total number of shares of stock that Andalay Solar, Inc. will have the authority to issue from 50 million to 125 million;
5.	To ratify the appointment of Burr Pilger Mayer, Inc. as the Company's independent registered public accounting firm for the year ending December 31, 2015;
6.
To approve any adjournments of the meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of any of the foregoing proposals; and

7.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

2.	Proposal No. 4, as set out on the Proxy Card attached to the Proxy Statement, is amended to read in its entirety as follows:

“PROPOSAL 4. Approval of the Sixth Modification to the Stock Plan, which will increase the total number of shares of stock that Andalay will have the authority to issue from 50 million to 75 million resulting in a net increase in reserved shares for the Company’s employee stock plans of 125 million.”

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on June 9, 2015:

This Amendment No. 1, the Proxy Statement, a sample of the form of proxy card sent or given to stockholders by Andalay Solar, Inc., and the Annual Report to Stockholders are available on the Investor Relations page of Andalay Solar’s website at www.andalaysolar.com.